Translation of Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (this “Agreement”) is made and entered into by and between the following Parties on May 1, 2012 in Shangrao, Jiangxi Province, the People's Republic of China (“China” or the “PRC”).

Party A: Shangrao Baihuazhou Green Resources Agriculture Technology Development Co., Ltd.
Address:   7 Yan He East Road, Xinzhou, Shangrao, Jiangxi Province

Party B:   Shangrao Bai Hua Zhou Industrial Co., Ltd.
Address: 8 Xing Yang Road, Shangrao, Jiangsi Province.

Each of Party A and Party B shall be hereinafter referred to as a "Party" respectively, and as the "Parties" collectively.

Whereas,

1	Party A is a wholly-foreign-owned enterprise established in China, and has the necessary resources to provide services in connection with retail management and sales training;

2
Party B is a company with exclusively domestic capital registered in China, mainly engaging in the landscaping and afforestation, seedling culvation, and processing and sale of bonsai and root carving crafts;

3
Party A is willing to provide Party B with exclusive and comprehensive business support such as staff training, management consultation, financial services etc. during the term of this Agreement utilizing its own advantages in human resources, capital, management and Party B is willing to accept such services provided by Party A or Party A's designee(s), each on the terms set forth herein.

Now, therefore, through mutual discussion, the Parties have reached the following agreements:

1 Services Provided by Party A

1.1
Party B hereby appoints Party A as Party B's exclusive services provider to provide Party B with complete management consultation, staff training, business support, financing and related services during the term of this Agreement, in accordance with the terms and conditions of this Agreement.

1.2
Party B agrees to accept all the consultations and services provided by Party A. Party B further agrees that unless with Party A's prior written consent, during the term of this Agreement, Party B shall not accept any similar consultations and/or services provided by any third party and shall not establish similar cooperation relationship with any third party regarding the matters contemplated by this Agreement. Party A may appoint other parties, who may enter into certain agreements described in Section 1.3 with Party B, to provide Party B with the consultations and/or services under this Agreement.

1.3	The Providing Methodology of Service

1.3.1
Party A and Party B agree that during the term of this Agreement, Party B may enter into further staff training agreements or consulting service agreements with Party A or any other party designated by Party A, which shall provide the specific contents, manner, personnel, and fees for the specific services.

1.3.2
To fulfill this Agreement, Party A and Party B agree that during the term of this Agreement, Party B may enter into business agreements with Party A or any other party designated by Party A to entrust Party A or Party A’s designee to provide related services  in accordance with the requirements of Party B.

2  The Calculation and Payment of the Service Fees

The Parties agree that Party B shall pay (or cause to be paid) to Party A each quarter management consulting and other support services fees in an amount equal to all pre-tax profits, if any, of Party B for that quarter after deducting all costs and expenses for such quarter (such pre-tax profits are referred to herein as the “Profits”); provided that if the Profits (after deduction of costs and expenses and taxes) for any quarter is zero or negative, Party B will not pay Party A management consulting and other support fees for that quarter, and any loss for that quarter shall be deducted from the management consulting and support for the following quarters; provided, however, that upon the request of Party B, Party A will pay the amount of the accrued losses arising from the management consulting and support services provided by Party A under this Agreement, if any, to Party B. Party B shall compute the management consulting and support fees for the previous quarter with Party A within fifteen (15) business days after the start of the next quarter; and make full payment (if any) within said period, otherwise Party A shall have the right to remit the corresponding amount from the management account in its sole and absolute discretion.

3   Intellectual Property Rights and Confidentiality Clauses

3.1
Party A shall have exclusive and proprietary rights and interests in all rights, ownership, interests and intellectual properties arising out of or created during the performance of this Agreement, including but not limited to copyrights, patents, patent applications, software, technical secrets, trade secrets and others.

3.2
The Parties acknowledge that the existence and the terms of this Agreement and any oral or written information exchanged between the Parties in connection with the preparation and performance of this Agreement are regarded as confidential information. Each Party shall maintain confidentiality of all such confidential information, and without obtaining the written consent of the other Party, it shall not disclose any relevant confidential information to any third party, except for the information that: (a) is or will be in the public domain (other than through the receiving Party’s unauthorized disclosure); (b) is under the obligation to be disclosed pursuant to the applicable laws or regulations, rules of any stock exchange, or orders of the court or other government authorities; or (c) is required to be disclosed by any Party to its shareholders, investors, legal counsels or financial advisors regarding the transaction contemplated hereunder, provided that such shareholders, investors, legal counsels or financial advisors shall  be bound by the confidentiality obligations similar to those set forth in this Section. Disclosure of any confidential information by the staff members or agencies hired by any Party shall be deemed as disclosure of such confidential information by such Party, which Party shall be held liable for the breach of this Agreement. This Section shall survive the termination of this Agreement for any reason.

3.4	The Parties agree that this Section shall survive changes to, and rescission or termination of, this Agreement.

4    Representations and Warranties

4.1  Party A hereby represents and warrants as follows:

4.1.1	Party A is one company legally registered and validly existing in accordance with the laws of China.

4.1.2
Party A's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party A has taken necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party A.

4.1.3	This Agreement constitutes Party A's legal, valid and binding obligations, enforceable in accordance with its terms.

4.2   Party B hereby represents and warrants as follows:

4.2.1	Party B is a company legally registered and validly existing in accordance with the laws of China;

4.2.2
Party B's execution and performance of this Agreement is within its corporate capacity and the scope of its business operations; Party B has taken  necessary corporate actions and given appropriate authorization and has obtained the consent and approval from third parties and government agencies, and will not violate any restrictions in law or otherwise binding or having an impact on Party B.

4.2.3	This Agreement constitutes Party B's legal, valid and binding obligations, and shall be enforceable against it.

5      Effectiveness and Term

  5.1  This Agreement is executed on the date first above written and shall take effect as of such date. Unless earlier terminated in accordance with the provisions of this Agreement  or relevant agreements separately executed between the Parties, the term of this Agreement shall be 30 years. After the execution of this Agreement, both Parties shall review this Agreement every 3 months to determine whether to amend or supplement the provisions in this Agreement based on the actual circumstances at that time.

  5.2  The term of this Agreement may be extended if confirmed in writing by Party A prior to the expiration thereof. The extended term shall be determined by Party A, and Party B shall accept such extension unconditionally.

6       Termination

6.1	Unless renewed in accordance with the relevant terms of this Agreement, this Agreement shall be terminated upon the date of expiration hereof.

6.2
During the term of this Agreement, unless Party A commits gross negligence, or a fraudulent act, against Party B, Party B shall not terminate this Agreement prior to its expiration date. Nevertheless, Party A shall have the right to terminate this Agreement upon giving 30 days' prior written notice to Party B at any time.

6.3	The rights and obligations of the Parties under Articles 3, 7 and 8 shall survive the termination of this Agreement.

7       Governing Law and Resolution of Disputes

7.1	The execution, effectiveness, construction, performance, amendment and termination of this Agreement and the resolution of disputes hereunder shall be governed by the laws of China.

7.2
In the event of any dispute with respect to the construction and performance of this Agreement, the Parties shall first resolve the dispute through friendly negotiations. In the event the Parties fail to reach an agreement on the dispute within 30 days after either Party's request to the other Parties for the resolution of the dispute through negotiations, either Party may submit the relevant dispute to the China International Economic and Trade Arbitration Commission for arbitration, in accordance with its Arbitration Rules. The arbitration shall be conducted in Beijing, and the language used in arbitration shall be Chinese. The arbitration award shall be final and binding on all Parties.

7.3
Upon the occurrence of any dispute arising from the construction and performance of this Agreement or during the pending arbitration of any dispute, except for the matters under dispute, the Parties to this Agreement shall continue to exercise their respective rights under this Agreement and perform their respective obligations under this Agreement.

8     Indemnification

Party B shall indemnify and keep Party A from any losses, injuries, obligations or expenses caused by any lawsuit, claims or other demands against Party A arising from or caused by the consultations and services provided by Party A to Party B pursuant to this Agreement, except where such losses, injuries, obligations or expenses arise from the gross negligence or willful misconduct of Party A.

9  Notices

All notices and other communications required or permitted to be given pursuant to this Agreement shall be delivered personally or sent by registered mail, postage prepaid, by a commercial courier service or by facsimile transmission to the address of such Party set forth below.  A confirmation copy of each notice shall also be sent by email.  The dates on which notices shall be deemed to have been effectively given shall be determined as follows:

9.1.1	Notices given by personal delivery, by courier service or by registered mail, postage prepaid, shall be deemed effectively given on the date of arrival or refusal at the address specified for notices.

9.1.2	Notices given by facsimile transmission shall be deemed effectively given on the date of successful transmission (as evidenced by an automatically generated confirmation of transmission).

10     Severability

In the event that one or several of the provisions of this Agreement are found to be invalid, illegal or unenforceable in any aspect in accordance with any law or regulation, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected or compromised in any aspect. The Parties shall strive in good faith to replace such invalid, illegal or unenforceable provisions with effective provisions that accomplish to the greatest extent permitted by law and the intentions of the Parties, and the economic effect of such effective provisions shall be as close as possible to the economic effect of those invalid, illegal or unenforceable provisions.

11     Amendments and Supplements

Any amendments and supplements to this Agreement shall be in writing. The amendment agreements and supplementary agreements that have been signed by the Parties and that relate to this Agreement shall be an integral part of this Agreement and shall have the same legal validity as this Agreement.

12      Language and Counterparts

This Agreement is written in both English and Chinese in two copies, each of Party A and Party B shall have one copy, which has equal legal validity. If any conflict exists between these two versions, Chinese version shall prevail.

IN WITNESS WHEREOF, the Parties have caused their authorized representatives to execute this Exclusive Business Cooperation Agreement as of the date first above written.

The page of Signature

Party A: Shangrao Baihuazhou Green Resources Agriculture Technology Development Co., Ltd.

By (seal):   /s/ Liu Shuzhong____

 (The signature of The Representative): Liu Shuzhong_____

PartyB:  Shangrao Bai Hua Zhou Industrial Co., Ltd.

By (seal):  /s/ Liu Shuzhong_____

 (The signature of The Representative): Liu Shuzhong_____